AMENDED AND RESTATED BY-LAWS

                                OF

                   KAISER ALUMINUM CORPORATION
                                                  October 1, 1997
                              INDEX

                                                          PAGE
Article I - OFFICES
  SECTION  1.   Registered Office .  . . . . . . . . . . .  1
                     -----------------
  SECTION  2.   Offices . . . . . . . . . . . . . . . . . . 1
                 --------

Article II - MEETINGS OF STOCKHOLDERS
  SECTION  1.   Place  of  Meetings. . . . . . . . . . . . . . .1
                  -------------------
  SECTION  2.   Annual Meetings. . . . . . . . . . . . . . . . .1
                  ---------------
  SECTION  3.   Special Meetings . . . . . . . . . . . . . . . .3
                  ----------------
  SECTION  4.   Adjourned Meetings, Notice . . . . . . . . . . .3
                  --------------------------
  SECTION  5.   Voting . . . . . . . . . . . . . . . . . . . . .4
                  ------
  SECTION  6.   Quorum . . . . . . . . . . . . . . . . . . . . .4
                  -------
  SECTION  7.   Proxies. . . . . . . . . . . . . . . . . . . . .4
                  -------
  SECTION  8.   Inspectors . . . . . . . . . . . . . . . . . . .4
                  ----------
  SECTION  9.   Procedural Rules . . . . . . . . . . . . . . . .5
                     ----------------

Article III - DIRECTORS
  SECTION  1.   Powers . . . . . . . . . . . . . . . . . . . . .5
                  ------
  SECTION  2.   Number and Qualification of Directors. . . . . .5
                  -------------------------------------
  SECTION  3.   Election and Term of Office. . . . . . . . . . .5
                  ---------------------------
  SECTION  4.   Vacancies. . . . . . . . . . . . . . . . . . . .5
                  ---------
  SECTION  5.   Place  of  Meeting . . . . . . . . . . . . . . .6
                  ------------------
  SECTION  6.   Annual Meeting . . . . . . . . . . . . . . . . .6
                  --------------
  SECTION  7.   Other Regular Meetings . . . . . . . . . . . . .6
                  ----------------------
  SECTION  8.   Special Meetings . . . . . . . . . . . . . . . .6
                  ----------------
  SECTION  9.   Quorum . . . . . . . . . . . . . . . . . . . . .6
                  ------
  SECTION  10.  Adjournment. . . . . . . . . . . . . . . . . . .6
                  -----------
  SECTION  11.  Fees and Compensation. . . . . . . . . . . . . .7
                  ----------------------
  SECTION  12.  Directors' Action Without Meetings . . . . . . .7

                  ----------------------------------
  SECTION  13.  Meetings  by  Telecommunication. . . . . . . . .7
                     -------------------------------

Article IV - COMMITTEES
  SECTION  1.   Committees . . . . . . . . . . . . . . . . . . .7
                  ----------
  SECTION  2.   Committee  Rules . . . . . . . . . . . . . . . .7
                     ----------------

Article V - OFFICERS
  SECTION 1.       Officers. . . . . . . . . . . . . . . . . . .8
                  --------
  SECTION 2.       Election. . . . . . . . . . . . . . . . . . .8
                    --------
  SECTION 3.       Removal and Resignation . . . . . . . . . . .8
                     -----------------------
  SECTION 4.       Vacancies . . . . . . . . . . . . . . . . . .8
                     ---------
  SECTION 5.       Chairman of the Board . . . . . . . . . . . .8
                     ---------------------
  SECTION 6.       Vice Chairman of the Board. . . . . . . . . .8
                     --------------------------
  SECTION 7.       Chief Executive Officer . . . . . . . . . . .9
                     -----------------------

                                i
  SECTION 8.       President . . . . . . . . . . . . . . . . . .9
                     ---------
  SECTION 9.    Chief Operating Officer . . . . . . . . . . .9
                     -----------------------
  SECTION 10.   Executive Vice Presidents and Senior Vice
                     -----------------------------------------
                  Presidents . . . . . . . . . . . . . . . . . .9
                      ----------
  SECTION 11.   Vice Presidents. . . . . . . . . . . . . . . . .9
                  ---------------
  SECTION 12.   Secretary. . . . . . . . . . . . . . . . . . . .9
                  ---------
  SECTION 13.   Treasurer. . . . . . . . . . . . . . . . . . . 10
                  ---------
  SECTION 14.   Controller . . . . . . . . . . . . . . . . . . 10
                  ----------
  SECTION 15.   Chief Administrative Officer . . . . . . . . . 11
                     ----------------------------

Article VI - MISCELLANEOUS
  SECTION  1.   Record Dates . . . . . . . . . . . . . . . . . 11
                  ------------
  SECTION  2.   Waiver of Notice of Meetings of Stockholders,
                 --------------------------------------------
                  Directors and Committees
                  ------------------------.....................11
  SECTION  3.   Certificates of Stock. . . . . . . . . . . . . 11
                  ---------------------
  SECTION  4.   Inspection of Stock Ledger . . . . . . . . . . 11
                  --------------------------
  SECTION  5.   Indemnification. . . . . . . . . . . . . . . . 12
                     ---------------

Article VII - AMENDMENTS
  SECTION  1.   Adoption, Amendment or Repeal of By-laws . . . 12
                     ----------------------------------------


                                ii

                      AMENDED AND RESTATED
                             BY-LAWS
                                OF
                   KAISER ALUMINUM CORPORATION
                     (A Delaware corporation)

                       Article I - OFFICES

  SECTION  1.   Registered Office.  The registered office of
                     -----------------
the Corporation shall be located at Corporation Trust Center,
1209  Orange  Street,  Wilmington,  Delaware.   The  name  of
the registered agent  in charge  thereof  is The Corporation
Trust Company.

  SECTION  2.   Offices.   Offices  may  at  any  time  be
                     -------
established by the Board of Directors at any place or places, within or without the State of Delaware.

              Article II - MEETINGS OF STOCKHOLDERS

  SECTION  1.   Place  of  Meetings.   All  meetings  of
                     -------------------
Stockholders for the election of Directors shall be held at the principal office of the Corporation or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the Stockholders for any other purpose may be held at such place as shall be stated in the notice of the meeting.

  SECTION  2.   Annual Meetings.   The Board of Directors
                     ---------------
acting by resolution may postpone and reschedule any previously scheduled annual meeting of Stockholders.

  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or
(c) by any Stockholder of the Corporation who was a Stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

  For nominations for Directors or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (c) of the foregoing paragraph of this By-law, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made as well as (i) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, if applicable, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, if applicable.

  Notwithstanding anything herein to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

  Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors and only such business shall be conducted at an annual meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. The chairman of the meeting shall have the power and duty to determine whether any nomination or business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal shall be disregarded.

  For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News
Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or
15(d) of the Exchange Act.

  Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  SECTION  3.   Special Meetings.  Business transacted at all
                     ----------------
special meetings shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section 3 and only such purpose or purposes shall be set forth in the notice of such meeting.
The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of Stockholders.

  Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected (a) pursuant to the Corporation's notice of meeting (b) by or at the direction of the Board of Directors or (c) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. Nominations by Stockholders of persons for election to the Board of Directors may be made at such a special meeting of Stockholders if the Stockholder's notice required by the third paragraph of Section 2 of Article II of these By-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors and only such business shall be conducted at a special meeting of the Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. The chairman of the meeting shall have the power and duty to determine whether any nomination or business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law, and if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal shall be disregarded.

  Notwithstanding the foregoing provisions of this By-law, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  SECTION  4.   Adjourned Meetings, Notice.  Any
                     ---------------------------
Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time, to be reconvened at the same or some other place, by the vote of a majority of' the shares entitled to vote thereon, the holders of which are
either present in person or represented by proxy thereat.   At
the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting, but in the absence of a quorum no other business may be transacted at any such meeting.

  When any Stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place of the adjourned meeting are announced at the meeting at which such adjournment is taken.

  SECTION  5.   Voting.   At all meetings of Stockholders,
                     ------
every registered Stockholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the Corporation; provid-ed, however, that at all elections of Directors each holder of record of stock entitled to vote for the election of Directors shall be entitled to one vote for each share of such stock held by such Stockholder for each Director's position to be filled. Cumulative voting for Directors shall not be permitted. Voting shall be conducted by ballot.

  SECTION  6.   Quorum.   Subject to any provisions of the
                     ------
Certificate of Incorporation relating to a quorum at meetings at which the holders of shares of stock of any class are entitled to vote separately as a class, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of busi-ness. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

  SECTION  7.   Proxies.    Every person entitled to vote at
                     -------
a meeting of Stockholders shall have the right to do so either in person or by an agent or agents authorized by a proxy furnished in accordance with applicable law. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

  SECTION  8.   Inspectors.   Prior  to  any  meeting  of
                     ----------
Stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. The inspectors shall determine the validity of proxies and ballots in accordance with applicable law.

  SECTION  9.   Procedural Rules.  The Board of Directors of
                     ----------------
the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of Stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business of the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting determined by the Board of Directors or the chairman of the meeting. Meetings of Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                     Article III - DIRECTORS

  SECTION  1.   Powers.   Subject to the limitations of the
                     ------
Certificate of Incorporation, the By-laws and the General Corporation Law of the State of Delaware as to action to be authorized or approved by the Stockholders, and subject to the duties of Directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

  SECTION  2.   Number and Qualification of Directors.   The
                     -------------------------------------
Board of Directors shall consist of not less than three (3) nor
more than ten  (10)  members.   The Board of Directors may,  by
resolution, designate the number of members of the Board of Directors. Directors need not be Stockholders.

  SECTION  3.   Election and Term of Office.   The Directors
                     ---------------------------
shall be elected at each annual meeting of Stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of Stockholders held for that purpose. All Directors shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

  SECTION  4.   Vacancies.   Vacancies and newly created
                     ---------
directorships in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Stockholders. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected.

  A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director.

  The Stockholders may at any time elect Directors to fill any vacancy not filled by the Directors.

  Any Director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at such later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any Director resigns, the Board of Directors shall have power to elect a successor to take office at such time as the resignation shall become effective.

  SECTION  5.   Place  of  Meeting.   Subject  to  the
                     ------------------
provisions of Section 13 of this Article III, all meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place in the United States designated at any time by the Board of Directors.

  SECTION  6.   Annual Meeting.  Immediately following each
                     --------------
annual meeting of Stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of all such regular meetings shall not be required.

  SECTION  7.   Other Regular Meetings.   Other regular
                     ----------------------
meetings of the Board of Directors shall be held without call at such times as shall from time to time be determined by the Board of Directors. Notice of all such regular meetings shall not be required.

  SECTION  8.   Special Meetings.  Special meetings of the
                     ----------------
Board of Directors, for any purpose or purposes whatsoever, shall be called at any time only by the Chairman of the Board or by any two (2) of the Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

  SECTION  9.   Quorum.   At all meetings of the Board of
                     ------
Directors a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as herein before provided, and except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

  SECTION  10.  Adjournment.  A quorum of the Directors may
                     -----------
adjourn any Board of Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a Quorum a majority of the Directors present at any Board of Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors. Notice of the time and place of holding an adjourned meeting of a Board of Directors' meeting, either regular or special, need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

  SECTION  11.  Fees and Compensation.   Directors shall
                     ---------------------
receive such compensation for their services and reimbursement for expenses as Directors as shall be determined from time to time by resolution of the Board of Directors. Any Director may serve the Corporation in any other capacity as an Officer, agent, employee or otherwise and receive compensation therefor.

  SECTION  12.  Directors' Action Without Meetings.   Any
                     ----------------------------------
action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

  SECTION  13.  Meetings  by  Telecommunication.   Any
                     -------------------------------
meeting, regular or special, of the Board of Directors or of any committee thereof may be held by conference telephone or similar communication equipment. Participation in such a meeting shall constitute presence in person at the meeting.

                     Article IV - COMMITTEES

  SECTION  1.   Committees.   The Board of Directors may, by
                     ----------
resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement or merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders dissolution of the Corporation or a revocation of dissolution, or amending these By-laws.

  SECTION  2.   Committee  Rules.   Unless  the  Board  of
                     ----------------
Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. Reasonable notice of each committee meeting (other than regularly scheduled meetings) shall be furnished to all members of the committee. A majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

                       Article V - OFFICERS

  SECTION 1.    Officers.  The Officers of the Corporation shall
                  --------
be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also, at its discretion, choose from among its members a Chairman of the Board and a Vice Chairman of the Board. The Corporation may also have, at the discretion of the Board of Directors, a Chief Operating Officer, a Chief Administrative Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller or two officers who together perform the duties of a Controller, and one or more Assistant Controllers. One person may hold two or more offices.

    SECTION 2.  Election.   The Officers of the Corporation
                  ----------
shall be elected by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

  SECTION 3.    Removal and Resignation.   Any Officer may be
                  -----------------------
removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an Officer chosen by the Board, by the Chief Executive Officer.

  Any Officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  SECTION 4.    Vacancies.   A vacancy in any office because of
                  ---------
death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

  SECTION 5.    Chairman of the Board.   The Chairman of the
                  ---------------------
Board, if any, shall preside at all meetings of the Board of Directors and of the Stockholders at which he shall be present and exercise and perform such powers and duties as generally pertain to his office as well as such powers and duties as may be from time to time assigned to him by the Board of Directors or
prescribed by the By-laws.   If so designated by the Board of
Directors, the Chairman of the Board shall be the Chief Executive
Officer.

  SECTION 6.    Vice Chairman of the Board.   In the absence of
                  --------------------------
the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the Stockholders at which he shall be present. The Vice Chairman of the Board shall exercise such powers and duties as generally pertain to his office as well as such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

  SECTION 7.    Chief Executive Officer.   Subject to such
                  -----------------------
supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board, if there be such Officers, the Chief Executive Officer shall have such powers and duties as generally pertain to his office as well as general supervision, direction and control of the business and affairs of the Corporation.

  SECTION 8.    President.   If the Chairman of the Board has
                  ---------
not been designated as the Chief Executive Officer, the President shall be the Chief Executive Officer with the powers and duties set forth in Section 7 of this Article V. If the Chairman of the Board has been so designated, the President shall have such powers and duties as generally pertain to his office as well as such powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  In the absence of the Chairman of the Board and of the Vice
Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the Stockholders at which he shall be present.

  SECTION 9.    Chief Operating Officer.    Subject to such
                  -----------------------
supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer, if there be such Officers, the Chief Operating Officer shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer, or the By-Laws.

  SECTION 10.   Executive Vice Presidents and Senior Vice
                     -----------------------------------------
Presidents.   The  Executive  Vice  Presidents  and  Senior  Vice
----------
Presidents, if any, shall have such powers and perform such duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  SECTION 11.   Vice Presidents.   The Vice Presidents, if
                     ---------------
any, shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  SECTION 12.   Secretary.   The Secretary shall keep, or
                     ---------
cause to be kept, a book of minutes at the principal office of the Corporation or such other place as the Board of Directors may order, of all meetings of the Board of Directors and any committee thereof and of the Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board of Directors' and committee meetings, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

  The Secretary shall keep, or cause to be kept, at the principal office of the Corporation and at the office of the Corporation is transfer agent, if a transfer agent shall be appointed, a stock ledger, or a duplicate stock ledger, showing the names of the Stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

  The Secretary shall give, or cause to be given, notice of all the meetings of the Stockholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such powers and duties as generally pertain to his office as well as such powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  SECTION 13.   Treasurer.   The Treasurer shall keep or
                     ---------
cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation.

  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and shall have such powers and duties as generally pertain to his office as well as such powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  SECTION 14.   Controller.  The Controller shall be the
                     ----------
principal accounting officer of the Corporation. He shall keep or cause to be kept all books of accounts and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director. He shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

  Notwithstanding the foregoing paragraph of this Section 14, in the event that the Corporation shall not have a Controller and shall have two officers who together perform the duties of a Controller, then the duties of a Controller specified in the foregoing paragraph shall be allocated among such two officers by the Chief Executive Officer or the Chief Operating Officer of the Corporation. The officer to whom is allocated the responsibility of reporting financial information for external purposes shall be deemed to be the principal accounting officer of the Corporation for the purpose of signing documents to be filed with the Securities and Exchange Commission and for similar purposes.
Such officers shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or the By-laws.

  SECTION 15.   Chief Administrative Officer.  Subject to
                     -----------------------------
such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer, if there be such Officers, the Chief Administrative Officer shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer, or the By-Laws.


                    Article VI - MISCELLANEOUS

  SECTION  1.   Record Dates.   The Board of Directors may
                     ------------
fix in advance a date as a record date for the determination of the Stockholders entitled to notice of and to vote at any meeting of Stockholders, or entitled to receive payment of any dividend, or the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date for any other lawful action, and in such case such Stockholders, and only such Stockholders as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

  SECTION  2.   Waiver of Notice of Meetings of Stockholders,
                     -------------------------------------------
Directors and Committees.  Whenever  notice  is required to be
------------------------
given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

  SECTION  3.   Certificates of Stock.   A certificate for
                     ---------------------
shares of the capital stock of the Corporation shall be issued to each Stockholder when any such shares are fully paid up. All such certificates shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President or a Vice President and the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer at the date of issue.

  SECTION  4.   Inspection of Stock Ledger.   The Secretary
                     --------------------------
shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be upon to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

  SECTION  5.   Indemnification.   The Corporation  shall
                     ---------------
indemnify to the full extent authorized by law, whether by statute, court decision or otherwise, and to the extent permitted by the Certificate of Incorporation, any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

  Subject to the Certificate of Incorporation, expenses incurred by a Director or Officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  For purposes of this Section 5, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves service by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                     Article VII - AMENDMENTS

  SECTION  1.   Adoption, Amendment or Repeal of By-laws.
                     ----------------------------------------
By-laws may be made, adopted, altered or repealed by the vote of Stockholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of Stockholders to make, adopt, amend or repeal By-laws, By-laws may be made, adopted, altered or repealed, at any time, by the Board of Directors.